                                                                EXHIBIT 99.1(10)

PACIFIC MUTUAL

Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, CA  92660

        APPLICATION FOR MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE

                      INSTRUCTIONS TO SOLICITING AGENT(S)


                              GENERAL INSTRUCTIONS

Every appropriate section of the application must be fully completed prior to signing the application. A blank application must never be signed.

Changes noted on this application must be lined out and the new information must be indicated and initialed by the Proposed Insured(s) in Sections A-I, and Agent in Section J. Changes made any other way will be amended.

The DISCLOSURE NOTICE TO PROPOSED INSURED(S) (which is on the reverse side of this page) must be detached and given to the Proposed Insured(s). If the DISCLOSURE NOTICE TO PROPOSED INSURED(S) is not detached when the application is received at Pacific Mutual ("PM"), written verification that the Notice was given to the Proposed Insured(s) will be required before the underwriting process can begin.

For a Joint Life Policy, Proposed Joint Insured questions must be answered.

Refer to the Modified Single Premium Variable Life Insurance Marketing Guide for specific instructions on how to complete each section of the application.


                        IMPORTANT SIGNATURE REQUIREMENTS

The following parties must sign page 5 of the application:
Proposed Insured
Proposed Joint Insured (if applicable)
Owner (if other than Proposed Insured or Proposed Joint Insured)
Soliciting Agent(s)

If multiple Owners, then all Owners must sign on page 5 of the application.

For corporate signatures, the signature and title of any authorized officer other than the Proposed Insured is required and the full name of the corporation must be shown on page 5.

If policy is trust owned, trustee(s) must sign on page 5 of the application on the Signature of Owner line indicating the title "Trustee" after the signature. Owner designation, on page 1, must include name of trust, date of trust, trustee(s) name, with the wording "successor or successors in trust."

                           UNDERWRITING REQUIREMENTS

Refer to the Modified Single Premium Variable Life Insurance Marketing Guide to determine the appropriate requirements.


AP9750  15-20409-00 1/97

                        DETACH AND LEAVE WITH APPLICANT

             DISCLOSURE NOTICE TO PROPOSED INSURED(S) FOR INSURANCE

This brief description of our underwriting process is designed to help you to understand how an application for insurance is handled, the types and sources of information we may collect about you, the circumstances under which we may disclose that information to others and your right to learn the nature and substance of that information upon written request. The purpose of the underwriting process is to make sure you qualify for insurance under Pacific Mutual's rules, and assuming you do, establish the proper premium charge for that insurance. This process - the evaluation of risks - assures that the cost of insurance is distributed equitably among all policyowners, and that each individual pays his or her fair share. To determine your insurability, we must consider such factors as your medical history, physical condition, occupation and hazardous avocations. We get this information from various sources.

                             SOURCES OF INFORMATION

APPLICATION AND MEDICAL RECORDS - Your application, including the medical history, is the primary source of information in the evaluation process. In addition, we may ask you to take a physical examination or other special test such as a electrocardiogram. We may also ask for a report from your doctor or hospital, another insurance company, or the Medical Information Bureau, Inc. When we do so, we will use the Authorization to Obtain Information Section of the application that you signed.

MIB, INC., (MEDICAL INFORMATION BUREAU, INC.) - is a non-profit corporation which operates an information exchange on behalf of member life insurance companies. As a member company, we will ask the MIB if it has a record concerning you. If you previously applied to a member company for insurance, MIB may have information about you in its file. The purpose of the MIB is to protect member companies and their policyowners from those who would conceal significant facts relevant to their insurability. The information which is obtained from MIB may be used only as an alert to the possible need for further independent investigation. It cannot be used as a basis in making a final underwriting decision.

Information regarding your insurability will be treated as confidential.
Pacific Mutual, its subsidiaries or its reinsurer(s) may, however, make a brief report to the MIB. If you later apply to another MIB member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the MIB, upon request, will supply the company with the information it may have about you in its file. Pacific Mutual, its subsidiaries or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

At your request, the MIB will arrange disclosure of any information it may have about you in its file. If you question the accuracy of information on file, you may contact the MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the information office of MIB, Inc. is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660.

INVESTIGATIVE CONSUMER REPORT - As part of our underwriting procedure, we may request an investigative consumer report from a consumer reporting agency.

A consumer report confirms and supplements the information on your application pertaining to employment and residence verification, smoking habits, marital status, occupation, hazardous avocations and general health. This report may also cover information concerning your general reputation, personal characteristics and mode of living, (except as may be related directly or indirectly to your sexual orientation) including drug and alcohol use, motor vehicle driving record and any criminal activity. This information may be obtained through personal interviews with you, your family, friends, neighbors and business associates. If a report is required and you wish to be personally interviewed, please let us know and we will notify the consumer reporting agency.

The information contained in the report may be retained by the consumer reporting agency and subsequently disclosed to other companies to the extent permitted by the Fair Credit Reporting Act.

Investigative consumer reports are held in strict confidence and used only to evaluate your application on a fair and equitable basis. You have a right to inspect and obtain a copy of the report from the consumer reporting agency.

                             DISCLOSURE TO OTHERS

Personal information obtained about you during the underwriting process is confidential and will not be disclosed to other persons or organizations without your written authorization except to the extent necessary for the conduct of our business. Examples of situations where we may share information about you are as follows:

1.  The agent may retain a copy of your application.

2. If reinsurance is required, the reinsurance company would have access to our application file.

3. We may release information to another life insurance company to whom you have applied for life or health insurance or to whom you have submitted a claim for benefits, if you have authorized it to obtain such information.

4. As stated earlier, we may report information to the Medical Information Bureau, Inc.

5. We will disclose information to government regulatory officials, law enforcement authorities and others where required by law.

                               DISCLOSURE TO YOU

In general, you have a right to learn the nature and substance of any personal information about you in our file upon written request. Whenever an adverse underwriting decision is made, we will notify you of the reason(s) for the decision and the source of the information upon which our action is based. Medical record information, however, will normally be given only to a licensed physician of your choice. Please refer to the section on MIB, Inc., for that organization's disclosure procedure.

Should you feel that any information we have is inaccurate or incomplete, please write to: Manager, Risk Selection Department, Pacific Mutual Life Insurance Company, 700 Newport Center Drive, Newport Beach, California 92660. Your comments will be carefully considered and corrections made where justified.

We hope this Notice will help you understand how we obtain and use personal information in the underwriting process, and the ways you can learn about this information. We are concerned with insuring privacy as well as lives, and the collection, use and disclosure of personal information is limited to those specified in this Notice.

AP9750  15-20409-00

NEWBS APPLC

PACIFIC MUTUAL
Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, CA  92660

APPLICATION
TO PACIFIC MUTUAL LIFE INSURANCE COMPANY
FOR MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PLEASE PRINT USING DARK INK

SECTION A    PROPOSED INSURED INFORMATION     NO.
1.  Name of Proposed Insured
2.  Age
3.  Date of Birth
4.  Place of Birth
5.  Sex
6.  Social Security No.
7.  Occupation/Duties
8.  Residence Address
9.  Business Address

SECTION B    PROPOSED JOINT INSURED - COMPLETE IF APPLICABLE.

10. Name of Proposed Insured
11. Age
12. Date of Birth
13. Place of Birth
14. Sex
15. Social Security No.
16. Relationship to First Insured
17. Residence Address
18. Business Address
19. Occupation/Duties

SECTION C    PERSONAL HISTORY INTERVIEW

                                             Proposed Insured        Proposed Joint Insured
20. Driver's License Number and State        ------------------      ----------------------
21. Former Name (If Any)
                          ------------------------------------------------
22. Most convenient time to call      Morning      Afternoon      Evening
                                  ---          ---            ---
23. Place to call                     Home         Business       Phone number
                                  ---          ---            ---              ---------------
24. May we interview the Spouse or an adult member of the family?     Yes       No
                                                                   ---       ---
25. Show any unusual name pronunciation phonetically.
                                                      -----------------------------------------

SECTION D    OWNER/BENEFICIARY INFORMATION

26. Policy Owner Name and Address
27. Soc. Sec. No. or Tax ID
28. Relationship to Proposed Insured(s)
29. Primary Beneficiary(s).  Give Full Legal Names and Address.
30. Relationship to Proposed Insured(s)
31. Contingent Beneficiary.  Give Full Legal Name and Address
32. Relationship to Proposed Insured(s)

SECTION E    PLAN OF INSURANCE/PREMIUM

33. Plan of Insurance:   Modified Single Premium Variable Life
34. Initial Premium      $
35. Initial Face Amount  $
36. PREMIUM ALLOCATIONS. INDICATE ALLOCATION (MUST TOTAL 100% - WHOLE NUMBERS
    ONLY)

Aggressive Equity: _______%     Government Securities: ___________%      Multi-Strategy: __________%
Bond and Income: _________%     Growth: __________________________%      [Other: __________  ______%]
Emerging Markets:  _______%     Growth LT: _______________________%      [Other: __________  ______%]
Equity:  _________________%     High Yield Bond: _________________%      [Other: __________  ______%]
Equity Income:  __________%     International: ___________________%      [Other: __________  ______%]
Equity Index:  ___________%     Managed Bond: ____________________%      [Other: __________  ______%]
Fixed Account:  __________%     Money Market: ____________________%      [Other: __________  ______%]

AP9750 -1- 15-20409-00

SECTION F    REPLACEMENT

37. Will the policy applied for replace or change any existing insurance or annuity on the Proposed Insured or Propose Joint Insured? (Agent must
    complete state replacement notice, if applicable)              Yes     No
                                                               ---     ---
     If yes, indicate company name?
                                     ----------------------------------------
     A. Is this a 1035 Exchange?                                   Yes     No
                                                               ---     ---
     B. Will a loan be carried over?     Yes  Estimated Amount?            No
                                     ---                        ------  ---

SECTION G    SIMPLIFIED UNDERWRITING                            Proposed
                                                   Proposed     Joint
                                                   Insured      Insured
                                                   YES  NO      YES  NO

38. Have you smoked a cigarette(s) in the last 12 months?
    If yes, give date last smoked.

    Date _______________________________/______________________________
           PROPOSED INSURED                PROPOSED JOINT INSURED

39. Have you been treated by a member of the medical profession for cancer, insulin dependent diabetes, heart trouble, chest pains, heart attack, stroke, central nervous system disorder, muscular disorder or respiratory disorder?

40. Within the past 5 years, have you been treated by a member of the medical profession for alcoholism, drug use other than prescribed by a physician, nervous or mental disorder, Alzheimer's disease, epilepsy, emphysema, kidney or liver disorder?

41. Have you been treated by a member of the medical profession for AIDS, AIDS Related Complex or other immune deficiency disorder?

42. Have you ever been declined for life insurance?

SECTION H    QUESTION FOR PROPOSED INSURED(S)

43. If we are unable to issue a life insurance policy, do you wish to receive information about an annuity contract?
         Yes       No
    ----      ----

SECTION I    SUITABILITY                                        Proposed
                                                   Proposed     Joint
                                                   Insured      Insured
                                                   YES  NO      YES  NO

44. Do you believe that this policy will meet your insurance needs and financial objectives?

45. Do you understand that the amount and duration of the death benefit may vary, depending on the investment performance of the variable accounts in the separate account?

46. Do you understand that the policy values may increase or decrease, depending on the investment experience of the variable accounts in the separate account?

                                                                        Proposed
                                                           Proposed     Joint
                                                           Insured      Insured
                                                           YES  NO      YES  NO

47. Did you receive the separate account prospectus and the fund prospectus for the policy applied for?
    If Yes, give date shown on prospectuses:
    Separate Account______________________ Fund ____________

AP9750 -2- 15-20409-00

SECTION J    -AGENT INFORMATION - COMPLETE FOR ALL APPLICATIONS.

1. Do you have knowledge or reason to believe that replacement of existing life insurance or annuities is involved in this transaction?
                                Proposed Insured    Proposed Joint Insured
                                     Yes      No         Yes       No
                                ----     ----       ----      ----

2.  Have you personally asked all applicable questions in this application?
    (If no, explain in REMARKS) Proposed Insured    Proposed Joint Insured
                                     Yes      No         Yes       No
                                ----     ----       ----      ----

3. Are you aware of any information not given in the application which might affect the insurability of: (If yes, explain in REMARKS)
                                Proposed Insured    Proposed Joint Insured
                                     Yes      No         Yes       No
                                ----     ----       ----      ----

4. Did the Proposed Insured(s) or Owner make the initial inquiry which led to the sale of this insurance? (If yes, explain in REMARKS)
                                     Yes      No
                                ----     ----

REMARKS - IDENTIFY QUESTION AND GIVE DETAILS

HOME OFFICE ENDORSEMENT (NOT APPLICABLE IN KENTUCKY, PENNSYLVANIA, WEST
VIRGINIA)

PRODUCER CERTIFICATION - COMPLETE FOR ALL APPLICATIONS.

I certify that to the best of my knowledge and belief:               Yes   No

A. I have presented to the Company all pertinent facts and have correctly and completely recorded all required answers.

B. I have given the Proposed Insured(s) (or Parent for Juvenile insurance) a copy of the Fair Credit Reporting Act and MIB Disclosure Notice, and any other disclosure notice or statement required by state or federal law.

C. I have fully explained the terms and conditions of the Temporary Insurance Agreement to the Proposed Insured(s) (or Owner) and have given it to him/her
    (them).

D. I have complied with state and federal laws on disclosure, cost comparison and replacement.

E.  I have reviewed the purchase of this insurance policy as to suitability.

Signature(s) Of Soliciting Agent(s).  Pay Commission as Indicated Below.

X                                      X
 ------------------------------------   ----------------------------------------
First Name Listed Below Will Be The Servicing Agent


                  PHONE        FAX          AGENCY       AGENT
AGENT NAME        NUMBER       NUMBER       NUMBER       CODE        COMM%

----------------  -----------  -----------  -----------  ----------  ---------
----------------  -----------  -----------  -----------  ----------  ---------
----------------  -----------  -----------  -----------  ----------  ---------
----------------  -----------  -----------  -----------  ----------  ---------

Broker/Dealer Name
                    --------------------------------------------------------
AP9750 -3- 15-20409-00

                    DETACH AND LEAVE WITH PROPOSED INSURED

PACIFIC MUTUAL LIFE INSURANCE COMPANY

                     TEMPORARY INSURANCE AGREEMENT - LIFE

This Agreement provides a Limited Amount of Life Insurance coverage, for a Limited Period of time, subject to the terms of this Agreement.

Advance payment in the amount of $____________ in connection with Application No. ______________________ is made for Life Insurance on

_____________________________________
NAME(S) OF PROPOSED INSURED(S)

                             TERMS AND CONDITIONS

AMOUNT OF COVERAGE - $500,000 OVERALL MAXIMUM FOR ALL APPLICATIONS OR AGREEMENTS ($500,000 OVERALL FOR JOINT LIFE)

If money has been accepted by PM as advance payment for an application for Life Insurance and any Proposed Insured dies while this temporary insurance is in effect, PM will pay to the designated beneficiary the lesser of (a) the amount of death benefit, if any, which would be payable under the policy if issued as applied for, or (b) $500,000 ($500,000 for Joint Life). This total benefit limit applies to all insurance applied for under this and any other current applications to PM and any other Temporary Insurance Agreements for Life Insurance whether applied for on the life or lives of one or more Proposed Insureds. (NOTE: No death benefit is payable under this Agreement for any Joint Life coverages unless both Proposed Insureds under such coverages have died.)

DATE COVERAGE BEGINS

Temporary Life Insurance under this Agreement will begin on the date of this Agreement but only if the above-numbered application for Life Insurance has been completed on the same date.

DATE COVERAGE TERMINATES - 60 DAY MAXIMUM

Temporary Life Insurance under this Agreement will terminate automatically on the earliest of:

a.  60 days from the date of this Agreement, or
b. the date any policy is offered to the Proposed Insured(s) in connection with the above-numbered application, or
c. five days after the date PM mails notice of termination of coverage and refund of the advance payment to the premium notice address designated in such application.

PM reserves the right to terminate this Agreement under any of the following circumstances:

a. 30 days have elapsed since the date of this Agreement and PM has not received in its Home Office the report of a medical examination if such examination is required by PM's underwriting rules, or
b. PM has determined that any Proposed Insured is not insurable as a standard risk at the time of the application or the medical examination, if later, or
c.  there are any errors or omissions on the above-numbered application.

LIMITATIONS

This Agreement does not provide benefits for disability.
Fraud or material misrepresentation in the application invalidates this Agreement and PM's only liability is to refund any premium payment made.

No one is authorized to accept money on Proposed Insureds under 15 days of age or over the age of 80 (last birthday) on the date of this Agreement, nor will any coverage take effect.
If any Proposed Insured dies by suicide, PM's liability under this Agreement is limited to a refund of the payment made.
There is no coverage under this Agreement if the check submitted as payment is not honored by the bank on first presentation.
No one is authorized to waive or modify any of the provisions of this Agreement.

NOTICE TO PROPOSED INSURED(S):

You should retain this Agreement. If you do not hear from us regarding the insurance applied for within 65 days from the date of this Agreement, notify us at 700 Newport Center Drive, Newport Beach, CA 92660, Attention: Risk Selection Department.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.


AP9750 -4- 15-20409-00

--------------------------------------------------------------------------------
                 TEMPORARY INSURANCE AGREEMENT ACKNOWLEDGEMENT
================================================================================

I (We) acknowledge receiving a copy of the Temporary Insurance Agreement and understand and agree to the terms and conditions as stipulated in that document.

Amount submitted with application $________

================================================================================

                      AUTHORIZATION TO OBTAIN INFORMATION
================================================================================

I (We) authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau, Inc., consumer reporting agency or employer to release to Pacific Mutual Life Insurance Company, its subsidiaries, its reinsurer(s) or its legal representative any information they may have as to diagnosis, treatment and prognosis of any physical or mental condition including drug and/or alcohol abuse and/or any other information about me or my spouse.

I (We) understand that any information obtained will be used to determine eligibility for insurance and will not be released to any person or organization except reinsurer(s), the Medical Information Bureau, Inc., and other persons or organizations performing business or legal services in connection with my (our) application, or as may be otherwise lawfully required, or as I (we) may further authorize. I (We) also understand that I (we) may revoke this authorization as it applies to drug and/or alcohol abuse information at anytime, except to the extent it will not affect any action taken or information released prior to the revocation. Such revocation may cause the denial of this application. I (We) know that I (we) may request to receive a copy of this authorization. I (We) also acknowledge receipt of Disclosure Notice to Proposed Insured(s) for Insurance.

A photographic copy of this Authorization shall be as valid as the original and shall be valid for two years from the date shown below.

================================================================================

                                  DECLARATIONS
================================================================================
I represent that the foregoing answers and statements contained in this application are correctly recorded, complete, and true to the best of my knowledge and belief. I understand that:

1. EXCEPT AS OTHERWISE PROVIDED IN ANY TEMPORARY INSURANCE AGREEMENT, NO INSURANCE WILL TAKE EFFECT BEFORE THE POLICY FOR SUCH INSURANCE IS DELIVERED AND THE FIRST PREMIUM PAID DURING THE LIFETIME(S) AND BEFORE ANY CHANGE IN THE HEALTH OF THE PROPOSED INSURED(S). UPON SUCH DELIVERY AND PAYMENT, INSURANCE WILL TAKE EFFECT IF THE ANSWERS AND STATEMENTS IN THIS APPLICATION ARE THEN TRUE.

2. Acceptance of a life insurance policy will be ratification of any administrative change with respect to such policy made by Pacific Mutual Life Insurance Company, the "Company," in the space entitled "Home Office Endorsements," where permitted by state law. All other changes, including policy type and amount of insurance, benefits, classification or age at issue, must be accepted in writing.

3. No agent or medical examiner is authorized to make or modify contracts or to waive any of the Company's rights or requirements.

4. I (We) have read and agree to the terms in the Authorization to Obtain Information.

Signed and Dated by the Proposed Insured(s) in:

                 On
-----------------  --------------   ---------------------------------------
City State         Mo.  Day  Year   Signature of Proposed Insured
                                    (or Parent if Proposed Insured is under age
                                    16 or age 18 in Pennsylvania)


                                    ---------------------------------------
                                    Signature of Proposed Joint Insured


                                    ---------------------------------------
                                    Signature of Owner (if other than Proposed
                                    Insured(s))

IF OWNER IS A CORPORATION, THE SIGNATURE AND TITLE OF ANY AUTHORIZED OFFICER OTHER THAN THE PROPOSED INSURED IS REQUIRED AND THE FULL NAME OF THE CORPORATION MUST BE SHOWN.

I certify that I have truly and accurately recorded hereon the information supplied.


-----------------------------    ----------------------------------
Signature of Soliciting Agent    Please Print Soliciting Agent Name


-----------------------------
State License Number


AP9750 -5- 15-20409-00

NEWBS APPLC

PACIFIC MUTUAL
Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660

SUPPLEMENT TO APPLICATION FOR
MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. SUPPLEMENT TO APPLICATION NUMBER: ____________________ PLEASE PRINT USING DARK INK

SECTION A   PROPOSED INSURED(S) INFORMATION

1.  Name of Proposed Insured
2.  Age
3.  Date of Birth
4.  Sex
5.  Height  ____ ft  ____ in
6.  Weight  _____ lbs
7.  Name of Proposed Joint Insured
8.  Age
9.  Date of Birth
10. Sex
11. Height  ____ ft  ____ in
12. Weight  ______lbs

SECTION B    ADDITIONAL UNDERWRITING - IF ANY QUESTION IS ANSWERED YES,
             PLEASE GIVE DETAILS IN SECTION C
                                                           Proposed
                                          Proposed         Joint
                                          Insured          Insured
                                              Yes      No      Yes     No
                                          ---      ---     ---     ---
13. During the past 5 years, have you consulted a physician or visited a clinic or hospital as a patient?
14. Have you had insurance offered with a rated premium?
15. Do you plan to travel or reside outside the United States? (If yes, state when, where, how long)
16. Have you flown in the past 5 years as a pilot or student pilot? (If yes, give details)
17. Have you participated in the past 5 years in any type of vehicle racing, sky or scuba diving or hang gliding? (If yes, give details)
18. Have you in the past 5 years had motor vehicle moving violations or driver's license suspended? (If yes, give date, violation, license number and state)
19. During the past 5 years, have you been treated by a member of the medical profession for a heart murmur, high blood pressure or other heart, blood or circulatory disorder, or diabetes (whether or not on insulin)?
20. During the past 5 years, have you been treated by a member of the medical profession for convulsions, brain or spinal cord disorders?
21. During the past 5 years, have you been treated by a member of the medical profession for any disease of the bones, lymph glands, stomach, intestines or any immune disorder?

SECTION C    GIVE COMPLETE DETAILS INCLUDING NAMES AND ADDRESSES OF DOCTORS AND
HOSPITALS

QUES. NO.         Proposed Insured              Proposed Joint Insured
----------------  ----------------------------  ------------------------------
----------------  ----------------------------  ------------------------------
----------------  ----------------------------  ------------------------------
----------------  ----------------------------  ------------------------------

                           DELCARATIONS/DELIVERY RECEIPT

THE ABOVE STATEMENTS ARE TRUE AND COMPLETE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I AGREE THAT SUCH STATEMENTS AND ANSWERS SHALL BE A PART OF THE APPLICATION.

THE OWNER ACKNOWLEDGES RECEIPT OF POLICY NUMBERED:
                                                    --------------------------
DATED AT                                 on
         --------------------------------  -----------------------------------
          CITY      STATE                   MONTH       DAY       YEAR

X                                   X
  ---------------------------------   ----------------------------------------
  SIGNATURE OF PROPOSED INSURED       SIGNATURE OF PROPOSED JOINT INSURED


X                                   X
  ---------------------------------   ----------------------------------------
  SIGNATURE OF OWNER IF OTHER THAN    SIGNATURE OF AGENT
  PROPOSED INSURED

WHITE - HOME OFFICE COPY      YELLOW - POLICYOWNER COPY      PINK - AGENT COPY

AP9750-SUPP  15-20433-00